Exhibit 4.8.3
SECOND AMENDMENT TO PRODUCT DEVELOPMENT AGREEMENT
This SECOND AMENDMENT TO PRODUCT DEVELOPMENT AGREEMENT (this
“Amendment No. 2”), dated as of June 6, 2024 (the “Effective Date”), is entered into by and between SharkNinja Europe Ltd., a private limited company incorporated under the laws of England and Wales (“SharkNinja”), and JS Global Trading HK Limited, a private company limited by shares incorporated in Hong Kong (“JS Global”). “Party” or “Parties” means SharkNinja or JS Global, individually or collectively, as the case may be.
WHEREAS, SharkNinja and JS Global have entered into that certain Product Development Agreement, dated as of July 29, 2023 and effective as of July 31, 2023, as amended by that certain Amendment to Product Development Agreement, dated as of March 25, 2024 (the “PDA”); and
WHEREAS, the Parties wish to amend the PDA to permit the Parties to enter into statements of work under which each Party and its Affiliates can provide, and the other Party and its Affiliates can receive, additional services, and the Parties wish to enter into two such statements of work concurrently herewith.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Amendment No. 2, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Definitions. Capitalized terms used herein without definition shall have the meanings given to such terms in the PDA, as applicable.
2.Amendment. As of the Effective Date, the PDA is hereby amended as follows:
(a)The following is hereby added as a new sentence to the end of Section 2.01 of the PDA:
In addition, the Services shall include (i) any services which SharkNinja or any of its Affiliates agrees to provide to JS Global or any of its Affiliates, and (ii) any services which JS Global or any of its Affiliates agrees to provide to SharkNinja or any of its Affiliates, in each case of the foregoing clauses (i) and (ii) pursuant to a written statement of work entered into between the Parties (or their respective Affiliates) under this Agreement substantially in the form attached hereto as Schedule 2, unless otherwise mutually agreed between the Parties (each such executed statement of work, a “SOW”, and any such Services under a statement of work, “SOW Services”). With respect to services to be provided under the foregoing clause (ii) by JS Global or any of its Affiliates to SharkNinja or any of its Affiliates, the terms and conditions of this Agreement applicable to SharkNinja in its capacity as service provider shall apply to JS Global, mutatis mutandis, and the terms and conditions of this Agreement applicable to JS Global in its capacity as service recipient shall apply to SharkNinja, mutatis mutandis.

(b)The following is hereby added as a new sentence to the end of Section 3.01 of the PDA:
Each Party shall also pay to the other Party any fees as set forth in an SOW (the “SOW Fees”), and the references to Service Fees in Sections 3.02 through 3.05, Section 6.03(b) and Section 6.04 hereof shall apply to the SOW Fees, mutatis mutandis.
(c)Exhibit A hereto is hereby added as Schedule 2 to the PDA.
3.First Statement of Work. Concurrently with the execution of this Amendment No. 2, SharkNinja and JS Global (or their respective Affiliates) shall enter into a statement of work under the PDA substantially in the form set forth on Exhibit B hereto.
4.Effect of Amendment. Except as expressly modified herein, all terms and conditions set forth in the PDA shall remain in full force and effect.
5.Counterparts. This Amendment No. 2 may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.
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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment No. 2 as of the date first above written.

SharkNinja Europe Ltd.

By: /s/ Patraic Reagan
    Name:    Patraic Reagan
    Title:    Director

JS Global Trading HK Limited

By:    _/s/ Run Han
    Name:    Run Han
    Title:    Director

[Signature Page to Second Amendment to Product Development Agreement ]

LIST OF SCHEDULES OMITTED FROM FILING

The following schedules to the attached Product Development Agreement Amendment No. 2 have been omitted from Exhibit 4.8.3 pursuant to Item 601(a)(5) of Regulation S-K.

The Company will furnish the omitted schedules to the U.S. Securities and Exchange Commission upon request.

SCHEDULES

Exhibit A    Statement of Work – Form
Exhibit B    Statement of Work (SOW) – 1